                                                                      EXHIBIT 20


                         MONTHLY REPORT TO NOTEHOLDERS

                 FIRST NATIONAL MASTER NOTE TRUST SERIES 2003-2

                   MONTHLY PERIOD ENDING: SEPTEMBER 30, 2006

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002 (as amended, the "Transfer and Servicing Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and First National Master Note Trust, as Issuer, does hereby certify as follows:

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 and as amended on November 17, 2003 (the "Indenture"), by and between Issuer and the Indenture Trustee, and acknowledged by Transferor and Servicer, as supplemented by the Series 2003-2 Indenture Supplement, dated as of November 17, 2003, by and between Issuer and Indenture Trustee, and acknowledged by Transferor and Servicer (the " Indenture Supplement"). Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b) FNBO is the Servicer under the Transferor and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the October 16, 2006 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                                     None

(f) To the knowledge of the undersigned, no Series 2003-2 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                                     None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

A. INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

   1. Principal Receivables

      (a) Beginning of Monthly Period Principal Receivables    $1,994,417,269.71
      (b) End of Monthly Period Principal Receivables          $1,998,261,059.33
      (c) Average Principal Receivables                        $1,974,093,074.76

   2. End of Monthly Period Trust Receivables                  $2,025,845,501.87

   3. Delinquent Balances

           Delinquency              Aggregate Account            Percentage of
            Category                    Balance                Total Receivables
--------------------------------------------------------------------------------

      (a) 30 to 59 days              $25,056,341.48                        1.24%
      (b) 60 to 89 days              $18,331,256.64                        0.90%
      (c) 90 to 119 days             $14,260,966.91                        0.70%
      (d) 120 to 149 days            $12,047,429.01                        0.59%
      (e) 150 or more days           $11,100,031.14                        0.55%
          Total:                     $80,796,025.18                        3.99%

   4. Aggregate amount of Collections
      (a) Total Collections                                    $  291,227,552.59
      (b) Total Collections of Principal Receivables           $  265,436,124.31
      (c) Total Collections of Finance Charge Receivables      $   25,791,428.28
      (d) Aggregate Allocation Percentages for Outstanding
      Series                                                              92.76%
      (e) Aggregate Allocation Percentage of Collections of
      Principal Receivables                                               92.76%
      (f) Aggregate Allocation Percentage of Collections of
      Finance Charge Receivables                                          92.76%

   5. Aggregate amount of Principal Receivables in Accounts
   which became Defaulted Accounts during the Monthly Period   $   11,149,704.86

   6. Calculation of Interchange allocable to the Issuer for the Monthly Period

      (a) Sales net of cash advances during the Monthly Period
      on all FNBO MasterCard and VISA accounts                 $  428,986,157.18

      (b) Sales net of cash advances during the Monthly Period
      on Accounts designated to the Receivables Trust          $  193,286,128.70

      (c) Total amount of Interchange paid or payable to FNBO
      with respect to the Monthly Period                       $    8,333,314.35

      (d) Amount of Interchange allocable to the Receivables
      Trustee with respect to the Monthly Period ([c]
      multiplied by [b/a]) multiplied by the Allocation
      Percentage for Finance Charge Collections)               $      941,303.14

      (e) Servicer Interchange amount (1.5% of Collateral
      Amount at end of prior Monthly Period)                   $      616,438.36

      (f) Adjustment of Noteholder Servicing Fee (excess of (e)
      over (d))                                                $            0.00

   7. The aggregate amount of Collections of Finance Charge
   Receivables for the Receivables Trust for the Monthly Period

      (a) Interchange                                          $    3,754,699.41
      (b) Recoveries                                           $    1,535,520.61

      (c) Finance Charges and Fees                             $   25,791,428.28
      (d) Discount Receivables                                 $            0.00
                                                               -----------------
          Total                                                $   31,081,648.30

   8. Aggregate Uncovered Dilution Amount for the Monthly
   Period                                                      $            0.00

B. INFORMATION REGARDING THE SERIES 2003-2 NOTES

   1. Collateral Amount at the close of business on the prior
   Distribution Date                                           $  500,000,000.00

      (a) Reductions due to Investor Charge-Offs (including
      Uncovered Dilution Amounts) to be made on the related
      Distribution Date                                        $            0.00

      (b) Reimbursements to be made on the related Distribution
      Date from Available Finance Charge Collections           $            0.00

      (c) Collateral Amount at the close of business on the
      Distribution Date                                        $  500,000,000.00

   2. Note Principal Balance at the close of business on the Distribution Date during the Monthly Period

      (a) Class A Note Principal Balance                       $  411,250,000.00
      (b) Class B Note Principal Balance                       $   40,000,000.00
      (c) Class C Note Principal Balance                       $   48,750,000.00
                                                               -----------------
          Total Note Principal Balance                         $  500,000,000.00

   3. Allocation Percentages for the Monthly Period

      (a) Principal Collections                                           25.07%
      (b) Finance Charge Collections                                      25.07%
      (c) Default Amounts                                                 25.07%

   4. Investor Principal Collections processed during the
   Monthly Period and allocated to the Series                  $   66,544,836.36

   5. Excess Principal Collections available from other Group I
   Series allocated to the Series                              $  180,659,932.63

   6. Aggregate amounts treated as Available Principal
   Collections pursuant to subsections 4.04(a)(v) and (vi) of
   the related Indenture Supplement                            $    2,795,231.01

   7. Reallocated Principal Collections (up to the Monthly
   Principal Reallocation Amount) applied pursuant to Section
   4.06 of the related Indenture Supplement                    $            0.00

   8. AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                $  250,000,000.00

   9. Principal Accumulation Investment Proceeds               $            0.00

   10. Investor Finance Charge Collections (including
   Interchange and Recoveries) processed during the Monthly
   Period                                                      $    7,792,169.23

   11. Excess Finance Charge Collections from Group I allocated
   to the Series                                               $            0.00

   12. Reserve Account withdrawals pursuant to Section 4.10(b)
   or (d) of the related Indenture Supplement                  $       10,110.26

   13. Excess amounts from Spread Account to be treated as
   Available Finance Charge Collections pursuant to Section
   4.12(g) of the related Indenture Supplement                 $    2,500,000.00

   14. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)    $   10,302,279.49

   15. Distributions of principal and interest to Noteholders on the Distribution Date:

       (a) Class A Noteholders                                 $    1,926,477.78
       (b) Class B Noteholders                                 $      102,666.67
       (c) Class C Noteholders                                 $      150,312.50

   16. Distributions of principal to Noteholders on the Distribution Date:

       (a) Class A Noteholders                                 $            0.00
       (b) Class B Noteholders                                 $            0.00
       (c) Class C Noteholders                                 $            0.00

   17. Distributions of interest to Noteholders on the Distribution Date:

       (a) Class A Noteholders                                 $    1,926,477.78
       (b) Class B Noteholders                                 $      102,666.67
       (c) Class C Noteholders                                 $      150,312.50

   18. The aggregate amount of all Principal Receivables in Accounts which became Defaulted Accounts during the Monthly
   Period which were allocated to the Series:

       (a) Default Amount                                      $   11,149,704.86
       (b) Allocation Percentage (B.3.(c) above)                          25.07%
                                                               -----------------
           Total Investor Default Amount (a multiplied by b)   $    2,795,231.01

   19. The aggregate amount of Uncovered Dilution Amount allocated to the Series for the Monthly Period

       (a) Dilutions not covered by Transferor                 $            0.00
       (b) Series Allocation Percentage (as defined in the
       related Indenture Supplement)                                      25.07%
       (c) Total Uncovered Dilution Amount                     $            0.00

   20. The aggregate amount of Investor Charge-Offs (including any Uncovered Dilution Amount not covered by the Transferor)
   for the Monthly Period                                      $            0.00

   21. Noteholder Servicing Fee for the Monthly Period payable to the Servicer (after adjustment for Servicer Interchange
   shortfall, if any)                                          $      821,917.81

   22. Ratings of the Class A Notes

       Moody's                                                 Aaa
                                                               -----------------
       S&P                                                     AAA
                                                               -----------------
       Fitch                                                   AAA
                                                               -----------------

   23. Ratings of the Class B Notes

       Moody's                                                 A2
                                                               -----------------
       S&P                                                     A
                                                               -----------------
       Fitch                                                   A+
                                                               -----------------

   24. Ratings of the Class C Notes

       Moody's                                                 Baa2
                                                               -----------------
       S&P                                                     BBB
                                                               -----------------
       Fitch                                                   BBB
                                                               -----------------

   25. Note Interest Rate for the Monthly Period

       (a) Class A Note Interest Rate                                   5.44000%
       (b) Class B Note Interest Rate                                   3.08000%
       (c) Class C Note Interest Rate                                   3.70000%

C. QUARTERLY NET YIELD

   1.  Base Rate for the Monthly Period                                    7.30%

   2.  Portfolio Yield for the Monthly Period (see "Portfolio
   Yield" definition, which is adjusted for Investor Default
   Amount and Uncovered Dilution Amount)                                  12.16%

   3.  Net Yield for the Monthly Period (Portfolio Yield MINUS
   Base Rate)                                                              4.86%

   4.  Quarterly Net Yield for the related Distribution Date               6.15%

D. INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

   1.  Opening Principal Accumulation Account Balance on the
   Distribution Date for the Monthly Period                    $            0.00

   2. Controlled Deposit Amount to be deposited to the Principal Accumulation Account on the Distribution Date for the Monthly Period

       (a) Controlled Accumulation Amount                      $  250,000,000.00
       (b) Accumulation Shortfall                              $            0.00
       (c) Controlled Deposit Amount (a+b)                     $  250,000,000.00

   3.  Amounts withdrawn from the Principal Accumulation
   Account for distribution to Noteholders on the related
   Distribution Date

       (a) Distribution in reduction of the Class A Notes      $            0.00
       (b) Distribution in reduction of the Class B Notes      $            0.00
       (c) Distribution in reduction of the Class C Notes      $            0.00

   4.  Principal Accumulation Account ending balance after
   deposit or withdrawal on the Distribution Date for the
   Monthly Period                                              $  250,000,000.00

E. INFORMATION REGARDING THE SPREAD ACCOUNT

   1.  Opening Available Spread Account Amount on the
   Distribution Date for the Monthly Period                    $   12,500,000.00

   2.  Aggregate amount required to be withdrawn pursuant to
   Section 4.12(c) of the related Indenture Supplement for
   distribution to Class C Noteholders pursuant to Section
   4.04(a)(iv) of the related Indenture Supplement             $            0.00

   3.  Aggregate amount required to be withdrawn pursuant to
   Section 4.12(d) of the related Indenture Supplement for
   distribution in reduction of the Class C Note Principal
   Balance                                                     $            0.00

   4.  Spread Account Percentage for the Distribution Date for
   the Monthly Period                                                      2.00%

   5.  Closing Required Spread Account Amount for the
   Distribution Date for the Monthly Period                    $   10,000,000.00

   6.  Amount on deposit in Spread Account after required
   withdrawals on the Distribution Date for the Monthly Period
   (1-(2+3))                                                   $   10,000,000.00

   7.  Spread Account Deficiency, if any (5 MINUS 6)           $               -

   8.  Amounts deposited pursuant to Section 4.04(a)(vii) or
   4.10(e) of the related Indenture Supplement                 $            0.00

   9.  Remaining Spread Account Deficiency, if any (7 minus 8) $            0.00

F. INFORMATION REGARDING THE RESERVE ACCOUNT

   1.  Reserve Account Funding Date June 15, 2006

   2.  Opening Available Reserve Account Amount on the
   Distribution Date for the Monthly Period                    $    2,500,000.00

   3.  Aggregate amount required to be withdrawn pursuant to
   Section 4.10(d) of the related Indenture Supplement for inclusion in Available Finance Charge Collections:

       (a) Covered Amount                                      $            0.00
       (b) Principal Accumulation Investment Proceeds          $            0.00
       (c) Reserve Draw Amount (a MINUS b)                     $            0.00

   4.  Required Reserve Account Amount                         $    2,500,000.00

   5.  Reserve Account Surplus (4-(2-3))                       $            0.00

G. INFORMATION REGARDING ACCUMULATION PERIOD
   (REQUIRED ON AND AFTER NOVEMBER 2005 DISTRIBUTION DATE)

   1.  Accumulation Period Length (months)                                     2
                                                               -----------------

   IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 11th day of October, 2006.


                                      FIRST NATIONAL BANK OF OMAHA, Servicer



                                      By
                                         -----------------------------------
                                      Name:  Karlyn M. Knieriem
                                      Title: Vice President